SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 14, 2007, Charter Communications, Inc. ("Charter") entered into an agreement with Sue Ann R. Hamilton, Executive Vice President, Programming of Charter, governing the terms and conditions of the termination of her employment with Charter, as of March 31, 2007 (the "Separation Agreement"). Under the terms of the Separation Agreement, Ms. Hamilton will receive the amount of base salary, calculated at an annual rate of $385,000 until March 31, 2008, (the "Separation Term"), which will be paid over the remainder of the Separation Term in equal bi-weekly installments on Charter's regular pay days for executives, subject to a delay in the first payment to avoid the tax consequences of Section 409A of the Internal Revenue Code. Ms. Hamilton will also be eligible for incentive and/or performance compensation for 2006, payable no later than March 15, 2007, and for a pro rata amount of incentive and/or performance compensation for 2007, payable no later than March 15, 2008. Ms. Hamilton will also receive a lump sum payment equal to twelve times the monthly cost, at the time of termination, for paid coverage for health, dental and vision benefits under COBRA. Any stock options and restricted stock previously granted to Ms. Hamilton will continue to vest during the remainder of the Separation Term but options or shares vesting after the Separation term will terminate.  Ms. Hamilton agreed to abide by the non-disparagement provision in the Separation Agreement and released Charter from any claims arising out of or based upon any facts occurring prior to the date of the Separation Agreement. Ms. Hamilton has also agreed that she will continue to be bound by the non-competition (through December 31, 2007), non-interference and non-disclosure provisions contained in her October 31, 2005 Employment Agreement.

The full text of Ms. Hamilton's Separation Agreement is filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 5.02:

Exhibit Number	Description

99.1	Separation Agreement and Release for Sue Ann R. Hamilton.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: March 14, 2007

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Separation Agreement and Release for Sue Ann R. Hamilton.*

* filed herewith